Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-4 of Las Vegas Sands, Inc. and Venetian Casino Resort, LLC of our report dated March 24, 1998 relating to the historical financial statements of Las Vegas Sands, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP

Los Angeles, California
March 27, 1998